                                                                   Exhibit 23(a)


                                  May 17, 1999





Aristar, Inc.
Hidden River Corporate Park
8900 Grand Oak Circle
Tampa, FL 33637-1050

         ARISTAR, INC. $150,000,000 SENIOR NOTES DUE MAY 15, 2002

Dear Ladies and Gentlemen:

         We hereby consent to the incorporation by reference of this letter as an exhibit to the Company's Registration Statement on Form S-3 (File No. 333-29049) (the "Registration Statement"). We consent further to the reference to our firm under the heading "Legal Opinions" in the Prospectus Supplement dated May 12, 1999, to the Prospectus dated June 23, 1997, which forms a part of the Registration Statement.

                                       Very truly yours,

                                       HELLER EHRMAN WHITE & MCAULIFFE